EXHIBIT 4.1
COMMON STOCK PURCHASE WARRANT

 ULURU INC.

Series	2017	Issue Date:	March 31, 2017

Warrant No.	2017-1	Expiration Date:	March 31, 2027

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION (AND A LEGAL OPINION REFLECTING THE AVAILABILITY OF SUCH EXEMPTION).

1. Grant.  For value received, ULURU Inc., a Nevada corporation (the “Company”), hereby grants to Velocitas Partners LLC, a Delaware limited liability company (the “Holder”), at the exercise price set forth in Section 3 below, the right to purchase up to a maximum of 57,055,057 shares (as adjusted pursuant to Section 4 hereof, the “Warrant Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), subject to adjustment from time to time as set forth herein. This Warrant to Purchase Common Stock (“Warrant”) is issued pursuant to the Note, Warrant and Preferred Stock Purchase Agreement dated February 27, 2017 among the Company, the Holder and the other purchasers thereto (the “Purchase Agreement”).

2. Exercise Period.  This Warrant may be exercised at any time, and from time to time, in whole or in part, beginning on the first to occur of (i) July 31, 2017, (ii) the Second Closing (as defined in the Purchase Agreement) and (iii) a Change of Control Transaction (such period, the “Exercise Period”) and continuing until the ten-year anniversary of the date hereof (the “Expiration Date”).  For purposes of this Warrant, a “Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of fifty percent (50%) of the voting securities of the Company; (ii) the Company merges into or consolidates with any other corporation, partnership, company or entity, or any corporation, partnership, company or entity merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; (iii) the Company sells, licenses, transfers, or disposes in excess of fifty percent (50%) of the Company’s assets in one transaction or a series of related transactions to another Person; (iv) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors of the Company (the “Board of Directors”) absent approval for such nominations or appointments by the majority of the Board of Directors on or before the date of the respective nomination or appointment.

3. Exercise Price.  The exercise price (“Exercise Price”) of this Warrant is $0.04 per Warrant Share, subject to adjustment from time to time as set forth herein.

4. Adjustments.

a. Adjustment for Change in Common Stock.

i. If the Company (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, or (C) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares (each, an “Adjustment Event”), the number of Warrant Shares issuable hereunder immediately prior to such Adjustment Event shall be proportionately adjusted so that the Holder will receive, upon exercise, the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such Adjustment Event if the Holder had exercised this Warrant immediately prior to such Adjustment Event (and owned no shares of Common Stock other than Warrant Shares).  The Exercise Price shall also be proportionately adjusted such that the aggregate Exercise Price for all the Warrant Shares issuable hereunder remains unchanged following such Adjustment Event.

ii. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

iii. The adjustment shall be made successively whenever any Adjustment Event occurs.

b. Adjustment for Reorganization.  If the Company consummates a Change of Control Transaction or enters into any other similar transaction, liquidation, recapitalization or reorganization (any such action, a “Reorganization”), the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the exercisable but unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such Reorganization by a holder of the number of shares of Common Stock then purchasable under this Warrant if such Warrant had been exercised in full immediately prior to such Reorganization. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (b) shall similarly apply to successive reclassifications, changes, mergers and transfers.

5. Covenants of the Company.

a. Availability of Shares.  The Company will reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company as will be sufficient to permit the exercise in full of this Warrant from and after the date this Warrant becomes exercisable. The Company further covenants and agrees that the Company will from time to time take all such action as may be requisite to assure that the stated or par value per share of Common Stock is at all times equal to or less than the then effective Warrant Price per share of Common Stock issuable upon exercise of this Warrant.  Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

b. Listing; Stock Issuance.  The Company shall secure and maintain the listing of the Warrant Shares upon each U.S. securities exchange or over-the-counter market upon which securities of the same class or series issued by the Company are listed, if any.  Upon exercise of this Warrant, the Company will use its best efforts to cause stock certificates representing the shares of Common Stock purchased pursuant to the exercise to be issued in the names of Holder, its nominees or assignees, as appropriate promptly following such exercise.

c. Notice of Certain Events. Whenever the Exercise Price or the number of  Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed to the Holder at such holder’s last known address.  In the event of: (i) any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend, distribution, or other right, or (ii) a Reorganization; then and in each such event the Company will mail to the Holder hereof a notice specifying if known, (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating, if known, the amount and character of such dividend, distribution or right, or (y) the anticipated date on which any Reorganization is to close, and, if known, the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property deliverable on such Reorganization. The Company shall give such notice to the Holder at least twenty business days prior to the record date or closing date specified therein, as the case may be.

6. No Voting Rights; Limitations of Liability.  Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company not granted herein. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

7. Exercise Procedure.

a. To exercise this Warrant, the Holder must deliver to the principal office of the Company (prior to the Expiration Date) this Warrant, the subscription substantially in the form of Exhibit A attached hereto, and the Exercise Price for the number of Warrant Shares with respect to which the Warrant is being exercised. The Holder may deliver the Exercise Price by any of the following methods, at its option: (i) by payment to the Company (x) in cash, (y) by bank cashier's or certified check, (z) by wire transfer to an account designated by the Company or (ii) by net exercise, as set forth in Section 7(b).  Upon proper exercise, the Company will issue and deliver to Holder, within 5 days after the date on which the Holder exercises this Warrant, certificates for the Warrant Shares purchased hereunder.  The Warrant Shares shall be deemed issued, and the Holder deemed the holder of record of such Warrant Shares, as of the opening of business on the date on which the Holder properly exercises this Warrant.

b. In lieu of exercising this Warrant pursuant to Section 7(a)(i), Section 7(a)(ii), the Holder may elect to receive, without the payment by the holder of any additional consideration, Warrant Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company (together with a duly executed subscription in the form attached), in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

X	=	Y (A-B)
A
Where:	X = The number of Warrant Shares to be issued to the holder pursuant to this net exercise;

Y = The number of Warrant Shares in respect of which the net issue election is made;

A = The fair market value of one Warrant Share at the time the net issue election is made;

B = The Exercise Price (as adjusted to the date of the net issuance).

c. For purposes of this Warrant, the “fair market value” of one Warrant Share as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through an interdealer quotation system such as the OTC Bulletin Board, the value shall be deemed to be the average of the closing sale prices of the Common Stock on such exchange or quotation system over the ten (10) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing sale price over the ten (10) day period ending three (3) days prior to the net exercise; provided, that if this Warrant is exercised in connection with a Change of Control Transaction, then the value shall equal the price per share of Common Stock payable in connection with, or otherwise determined in accordance with the terms and conditions of, such Change of Control Transaction. If there is no reported sale price for the Common Stock, the fair market value of the Common Stock shall be the value as determined in good faith by the Board of Directors.

d. In the event this Warrant is partially exercised, the Company shall issue and deliver to the Holder, within 10 days after the date of exercise, a new Warrant of like tenor to purchase that number of Warrant Shares with respect to which such partial exercise did not apply.

8. Securities Laws.  Neither the sale of this Warrant nor the issuance of any of the Warrant Shares upon exercise of this Warrant have been registered under the Act or under the securities laws of any state.  The issuance of the Warrant Shares upon exercise of this Warrant shall be subject to compliance with all applicable Federal and state securities laws.  Unless and until the Warrant Shares have been registered under the Act and registered and qualified under the securities laws of any state in question, or the Company receive with an opinion of counsel reasonably satisfactory to the Company stating that such registration under the Act and registration or qualification under the securities laws of any state is not required and that restrictive legends can be removed, the Company shall cause each certificate evidencing any Warrant Shares to bear the following legend and such other legends as may be required by applicable law:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

9. Transfer.  The Company will register this Warrant on its books and keep such books at its offices.  Neither this Warrant nor any of the Warrant Shares (when issued) may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except as permitted by (i) any effective registration statement under the Act and by the securities laws of any state in question, or (ii) with an opinion of counsel reasonably satisfactory to the Company stating that such registration under the Act and registration or qualification under the securities laws of any state is not required.

10. Replacement of Warrant.  If the Holder provides evidence that this Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Company (at the request and expense of the Holder) will issue a replacement warrant upon the provision by the Holder of an indemnity bond and indemnification agreement in form and substance reasonably satisfactory to the Company and its transfer agent Holder (if required by the Company).

11. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

12. Governing Law.  The internal laws of the State of Nevada (other than its conflicts of law rules) govern this Warrant. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant in accordance with the arbitration procedures set forth in the Purchase Agreement.

13. No Impairment of Rights. The Company will not, by amendment of its articles of incorporation (including any Certificate of Designation) or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

14. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

15. Litigation Costs. If any arbitration, legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

16. Entire Agreement; Modification. This Warrant, together with the Purchase Agreement, constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Series 2017 Common Stock Purchase Warrant (Series 2017) to be duly executed and delivered on its behalf by the officer whose signature appears below, as of the date first written above.

ULURU Inc.

By: /s/ Terrance K. Wallberg
Name: Terrance K. Wallberg
Title: Vice President and CFO

EXHIBIT A

IRREVOCABLE SUBSCRIPTION

The registered Holder of the Common Stock Purchase Warrant (Series 2017) to which this Irrevocable Subscription is an Exhibit (the “Warrant”) hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _______________  shares of Common Stock, $0.001 par value per share (the “Warrant Shares”), of ULURU, Inc. and hereby:

1.	_________tenders herewith payment of the aggregate Exercise Price in respect of the Warrant Shares in full, in the amount of $_________; or

2.	elects net exercise in accordance with the terms and conditions of the Warrant.

 The undersigned requests that the shares be issued in the name of:

______________________________*
(Name)

______________________________
(Address)

______________________________
(Taxpayer Number)

and delivered to:

______________________________
(Name)

______________________________
(Address Line 1)

______________________________
(Address Line 2)

* If this is a person other than the Holder, the exercise shall be accompanied by a legal opinion stating such transfer is registered or opining as to the exemption for such transfer.

Date:_______________

Signed:                      ______________________________________________
(Name of Holder, Please Print)

________________________________________
(Signature)